Exhibit 10.4
This Document Prepared By
and After Recording Return to:

Jones Day
3161 Michelson Drive, Suite 800
Irvine, CA 92612
Attn: Cori Capizzi

MORTGAGE, ASSIGNMENT,
SECURITY AGREEMENT AND
FIXTURE FILING
(100-200 Campus Drive)

by
KBSII 100-200 CAMPUS DRIVE, LLC,
a Delaware limited liability company,
as Mortgagor,
to and in favor of
BANK OF AMERICA, N.A.,
in its capacity as administrative agent for the Lenders identified below, as Mortgagee

This document serves as a Fixture Filing under the New Jersey Uniform Commercial Code, N.J.S.A. 12A:9-101, et seq.

Mortgagor’s Organizational Identification Number is: DE 4571193

Location of Property

Address:	100, 190 and 200 Campus Drive

Township:	Florham Park

County:	Morris
New Jersey
Block(s): 1201
Lot(s): 5 and 7

MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING
(100-200 Campus Drive)

This Mortgage, Assignment, Security Agreement and Fixture Filing (100-200 Campus Drive) is made as of March 29, 2018, by KBSII 100-200 Campus Drive, LLC, a Delaware limited liability company (herein referred to as “Mortgagor”), whose address is c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660, Attention: Todd Smith, Vice President – Controller, Corporate, and c/o KBS Capital Advisors LLC, 590 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Shannon Hill – Senior Vice President, to Bank of America, N.A., a national banking association, whose address is 520 Newport Center Drive, Suite 1100, Newport Beach, California 92660, as mortgagee, in its capacity as administrative agent (“Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to that certain Loan Agreement of even date herewith, as amended (the “Loan Agreement”) among Borrower (as defined below), Lenders and Administrative Agent.
Recitals
Mortgagor has requested that Lenders make the Loan (as hereinafter defined) to Borrower (as hereinafter defined). As a condition precedent to making the Loan, Lenders have required that Mortgagor execute and deliver this Mortgage, Assignment, Security Agreement and Fixture Filing to Administrative Agent.
Mortgagor is the owner of the “Property”, as defined below, and proposes to refinance the acquisition of the Land and the improvements thereon, and in order to refinance the acquisition of the Land and the construction of the improvements, will borrow from Lenders up to the sum of $500,000,000.00 pursuant to the “Loan Agreement”, as defined below. Mortgagor has executed and delivered to Lenders the “Note(s)”, as defined below, and the Loan Agreement, obligating it to pay the sums due thereunder, or so much as may be advanced in accordance with the terms of the Loan Agreement.
Grants and Agreements
Now, therefore, in order to induce Lenders to make the Loan to Borrower, Mortgagor agrees as follows:
Article I
Definitions.
As used in this Mortgage, Assignment, Security Agreement and Fixture Filing, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:
“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored

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elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.
“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.
“Borrower” means individually and collectively, Mortgagor, KBSII 300-600 Campus Drive, LLC, a Delaware limited liability company, KBSII Willow Oaks, LLC, a Delaware limited liability company, KBSII Pierre LaClede Center, LLC, a Delaware limited liability company, KBSII 445 South Figueroa, a Delaware limited liability company, KBSII Emerald View, LLC, a Delaware limited liability company, KBSII Granite Tower, LLC, a Delaware limited liability company, and KBSII Fountainhead, LLC, a Delaware limited liability company.
“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed, by Mortgagor.
“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.
“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

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“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any covenant, condition or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.
“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Mortgagor and Mortgagee pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.
“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.
“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including reasonable attorneys’ fees actually incurred, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.
“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.
“Guarantor” means KBS REIT Properties II, LLC, a Delaware limited liability company, and its personal representatives, successors and assigns.
“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Mortgagee, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.
“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.
“Land” means the real property described in Exhibit A attached hereto and made a part hereof.
“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

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“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.
“Letter of Credit” means any letter of credit issued by Mortgagee for the account of Mortgagor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.
“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Loan” means the loan from Lenders to Borrower, the repayment obligations in connection with which are evidenced by the Note(s).
“Loan Agreement” means the Loan Agreement of even date herewith among Borrower, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Loan Documents” means this Mortgage, the Notes, the Guaranty, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Mortgagor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Mortgage” means this Mortgage, Assignment, Security Agreement and Fixture Filing (100-200 Campus), as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Mortgagee” means Administrative Agent and its successors and assigns or any successor administrative agent, in its capacity as administrative agent for the Lenders.
“Note” or “Notes” mean (i) one or more promissory notes made by Borrower and payable to the order of each of the Lenders in the aggregate face principal amount of Five Hundred Million and No/100 Dollars ($500,000,000.00), and each bearing interest as provided in the Loan Agreement, and (ii) all other promissory notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified. Additionally, the Notes provide that the principal balance evidenced thereby shall bear interest at a floating rate of interest subject to change from time to time.

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“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.8 of this Mortgage.
“Obligations” means all present and future debts, obligations and liabilities of Borrower (or any of them) to Mortgagee and/or Lenders arising pursuant to, and/or on account of, the provisions of this Mortgage, the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Borrower (or any of them) under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage.
“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Mortgagee and insuring Mortgagee’s interest in the Property which are acceptable to Mortgagee as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance disclosed to Mortgagee in any commitment for title insurance delivered to Mortgagee or otherwise disclosed in writing to Mortgagee that Mortgagee shall expressly approve in writing in its sole and absolute discretion.
“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.
“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Mortgagee shall have no responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Mortgagee under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; and (g) all money, mortgages and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Mortgagee related to the Property, including any such deposit account from which Mortgagor may from time to time

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authorize Mortgagee to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.
“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.
“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments.
“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.
“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.
“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.
“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.
“State” means the state in which the Land is located.
“Swap Contract” means with any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between

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Swap Counterparty and Mortgagor (or any of them), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
“Swap Counterparty” means a Lender or an Affiliate of a Lender, in its capacity as counterparty under any Swap Contract.
“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or any time after the date hereof between Swap Counterparty and Mortgagor so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Mortgage in connection with the Loan.
“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
Article II
Granting Clauses; Condition of Grant.
Section 2.1    Conveyances and Security Interests.
NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure the prompt payment and performance of the Obligations, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, mortgages, transfers, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee all of its estate, right, title and interest in and to the following:
The Real Property, with all rights, appurtenances, and privileges thereunto belonging, all Accessories, all Additions, all Claims, all Condemnation Awards, all Improvements, all Insurance Proceeds, all Personalty, all Proceeds, and all other Property,
TO HAVE AND TO HOLD unto the Mortgagee, for the ratable benefit of the Lenders, and its successors and assigns, forever.
Mortgagor covenants with Mortgagee, for the ratable benefit of the Lenders, and its successors and assigns, that it is well seized of the Property in fee simple, and has good right to bargain and sell same and that the same are free of all encumbrances whatsoever except for the Permitted Encumbrance

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Section 2.2    Absolute Assignment of Leases and Rents.
In consideration of the making of the Loan by Lenders to Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Mortgagee, for the ratable benefit of the Lenders, which, whether before or after foreclosure or during the full period of redemption, accrue and are owing for the use and occupancy of all or any part of the Property. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Mortgagee and to use the Rents for the payment of the “Required Expenses” (as such term is defined in that certain Absolute Assignment of Leases, Rents, Income and Profits dated of even date herewith executed by the Mortgagor, as assignor, in favor of Mortgagee, as assignee, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented) before using the Rents for any other purpose.
Section 2.3    Security Agreement, Fixture Filing and Financing Statement.
This Mortgage creates a security interest in the Personalty and Property, and, to the extent the Personalty or any part of the Property is not real property, this Mortgage constitutes a security agreement from Mortgagor to Mortgagee, for the ratable benefit of Lenders, under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, Mortgagee shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes Mortgagor’s irrevocable authorization for Mortgagee at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

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Section 2.4    Release of Mortgage and Termination of Assignments and Financing Statements.
If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Mortgagee will promptly provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.
Article III
Representations and Warranties.
Mortgagor makes the following representations and warranties to Mortgagee and each of the Lenders:
Section 3.1    Title to Real Property.
To Mortgagor’s knowledge and belief, Mortgagor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. To Mortgagor’s knowledge and belief, Mortgagor has the right and authority to convey the Real Property and does hereby convey the Real Property in accordance with the terms of this Mortgage with general warranty. To Mortgagor’s knowledge and belief, the Real Property is subject to no Encumbrances other than the Permitted Encumbrances and Taxes, not yet delinquent.
Section 3.2    Title to Other Property.
To Mortgagor’s knowledge and belief, Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. To Mortgagor’s knowledge and belief, none of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.
Section 3.3    Property Assessments.
The fee portion of the Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that such fee portion of the Real Property is not subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.
Section 3.4    Independence of the Real Property.
Except as disclosed in the underlying documents referenced in the title commitment relating to the Property delivered to Mortgagee in connection with the making of the Loan, no buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and, to Mortgagor’s knowledge and belief, none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. To Mortgagor’s knowledge and belief, the Real Property has been properly

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subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.
Section 3.5    Existing Improvements.
To Mortgagor’s knowledge and belief, the existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.
Section 3.6    Leases and Tenants.
To Mortgagor’s knowledge and belief, and except as expressly disclosed to Mortgagee in writing, the Leases are valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, and except as expressly disclosed to Mortgagee in writing, Mortgagor has not accepted any Rents more than thirty (30) days in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Mortgagee, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief and except as disclosed to Mortgagee in writing, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.
Section 3.7    Business Purpose.
Mortgagor represents and agrees that the proceeds of the Loan Documents will be used for the business purposes and not for consumer, residential or household purposes.
Article IV
Affirmative Covenants.
Section 4.1    Obligations.
Mortgagor agrees to promptly pay and perform all of the Obligations in accordance with the terms of the Loan Documents, time being of the essence in each case.
Section 4.2    Property Assessments; Documentary Taxes.
Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Mortgagee, upon written demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Except as may be permitted pursuant to the provisions of Section 4.3 below, Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.
Section 4.3    Permitted Contests.
Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity

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thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Mortgagee nor any Lenders is subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Mortgagee (including the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee and each Lender harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.
Section 4.4    Compliance with Laws.
Mortgagor will comply with and not knowingly violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.
Section 4.5    Maintenance and Repair of the Property.
Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.
Section 4.6    Additions to Security.
All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Mortgagee such further documents as may be reasonably required by the terms of the Loan Agreement and the other Loan Documents.
Section 4.7    Subrogation.
To the extent permitted by Law, Mortgagee shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Mortgagee or any Lender whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Mortgagee or any Lender to pay or discharge any Lien.

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Section 4.8    Leases.
(a)    Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Mortgagee as provided under the terms of the Loan Agreement.
(b)    Neither Mortgagee nor any Lender shall be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Mortgagee or any Lender any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).
(c)    No approval of any Lease by Mortgagee shall be for any purpose other than to protect Mortgagee’s security and to preserve Mortgagee’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.
Section 4.9    Insurance/Condemnation Proceeds.
All Insurance/Condemnation Awards will be paid to Mortgagee for application to the Secured Obligations in the manner and to the extent provided in the Loan Agreement.
Section 4.10    Certain Environmental Laws.
To Mortgagor’s Knowledge and belief, Mortgagor represents and warrants that the Property: (i) contains no facilities that are subject to reporting (by either Mortgagor or any tenant or lessee thereof or other Person in possession or occupancy of any portion thereof) under Section 312 of the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11022); (ii) is not the site of any underground storage tanks for which notification is required under 42 U.S.C. §6991a and other applicable law; (iii) is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) (42 U.S.C. §9616); and (iv) is not and never has been used as a “Major Facility” (as such term is defined under applicable “Environmental Laws” (as such term is defined in the Environmental Agreement)). Mortgagor represents that, to Mortgagor’s knowledge, the Property is not now, and has not been (during the period of Mortgagor’s ownership), an “industrial establishment” as defined in the Industrial Site Recovery Act, N.J. S.A. 13:1K-6 et. seq. (“ISRA”).
Article V
Negative Covenants.
Section 5.1    Encumbrances.
Except as expressly permitted in this Mortgage, Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any “notice of unpaid balance and right to file lien” or of a construction lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Mortgagee’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any such notice, Claim, Lien or Encumbrance (and

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shall not be deemed in default hereunder), provided that Mortgagor does so diligently and without prejudice to Mortgagee or delay in completing construction of the Improvements. Mortgagor shall give Mortgagee Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.
Section 5.2    Transfer of the Property.
With the exception of Permitted Transfers (as defined in the Loan Agreement), Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories and other Transfers expressly permitted in this Mortgage).
Section 5.3    Removal, Demolition or Alteration of Accessories and Improvements.
Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Mortgagee and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor shall be deemed to have subjected such replacement Accessories to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Mortgagee to be applied to the prepayment of the principal of the Loan. Notwithstanding the foregoing, nothing herein shall limit Mortgagor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Mortgagee or otherwise existing as of the date of this Mortgage), tenant improvements ongoing as of the date hereof, or any capital improvements to the Property.
Section 5.4    Additional Improvements.
Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Mortgagee and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor will complete and pay for, prior to delinquency, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land. Notwithstanding the foregoing, nothing herein shall limit Mortgagor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Mortgagee) or any capital improvements to the Property.
Section 5.5    Restrictive Covenants, Zoning, etc.
Without the prior written consent of Mortgagee and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions

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limiting or defining the uses which may be made of the Property. Except as expressly permitted in this Mortgage, Mortgagor (a) will promptly perform and observe, and use commercially reasonable efforts to cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.
Article VI
Events of Default.
The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:
Section 6.1    Payment Obligations.
Mortgagor fails to pay any of the Obligations within five (5) business days after same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.
Section 6.2    Transfers.
Mortgagor fails to comply with the provisions of Section 5.2 above.
Section 6.3    Other Obligations.
Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Mortgagee.
Section 6.4    Event of Default Under Other Loan Documents.
An Event of Default (as defined therein) occurs under the Note or the Loan Agreement, or Mortgagor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period) and in accordance with the terms of the applicable Loan Documents, or if no such grace or cure period is specified, such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Mortgagee.

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Section 6.5    Default Under Other Lien Documents.
A default occurs (and is not cured within any applicable notice and/or cure period) under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.
Section 6.6    Execution; Attachment.
Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.
Notwithstanding the foregoing, there shall not be an Event of Default hereunder unless Mortgagee has sent written notice thereof to Mortgagor; provided, however, no notice of default shall be given for bankruptcy related Events of Default described in this Mortgage or in any other Loan Documents.
Article VII
Rights and Remedies.
Upon the happening, and during the continuance, of any Event of Default, Mortgagee shall have the right, in addition to any other rights or remedies available to Mortgagee under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:
Section 7.1    Acceleration.
Mortgagee may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor).
Section 7.2    Foreclosure.
Mortgagee may, with or without entry, institute one or more actions for the complete or partial foreclosure of this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Obligations and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.
To the extent permitted by law, Mortgagee has the option of proceeding as to both the Real Property and the Personalty in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the UCC will not apply. Mortgagee also has the option of exercising, in respect of the Property consisting of Personalty, all of the rights and remedies available to a secured party upon default under the applicable provisions of the UCC in effect in the jurisdiction where the Real Property is located. In the event Mortgagee elects to proceed with respect to the Personalty separately from the Real Property, whenever applicable provisions of the UCC require that notice be reasonable, ten (10) days notice will be deemed reasonable.

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Section 7.3    Remedies under the Loan Agreement.
Without limiting the other rights and remedies of Mortgagee set forth in this Mortgage, Mortgagee may exercise any and all rights and remedies of Mortgagee specified in the Loan Agreement, or at law or equity.
Section 7.4    Mortgages of Conveyance and Transfer.
Upon the completion of every foreclosure, the public officer acting under executive or order of the court (a “Selling Official”) will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold. Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor’s name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor’s rights, title and interest in the items of Property which are sold. Mortgagor hereby ratifies and confirms all that such attorneys-in-fact lawfully do pursuant to such power. Nevertheless, Mortgagor, if so requested by the Selling Official or by any purchaser, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Mortgages of conveyance and transfer as may be specified in any such request.
Section 7.5    Recitals.
The recitals contained in any Mortgage of conveyance or transfer made by a Selling Official to any purchaser at any Judicial Sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of a Default, and the advertisement and conduct of such Judicial Sale in the manner provided herein or under applicable law, and the qualification of the Selling Official. All prerequisites to such Judicial Sale will be presumed from such recitals to have been satisfied and performed.
Section 7.6    Divestiture of Title; Bar.
To the extent permitted by applicable law, every sale made as contemplated by this Mortgage will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.
Section 7.7    Purchase by Mortgagee.
In any sale made as contemplated by this Mortgage, Mortgagee may bid for and purchase any of the Property being sold, and will be entitled, in lieu of paying cash therefore may make settlement for the purchase price by crediting the amount of the Obligations held by it against the purchase price for the items of the Property so purchased. The amount so applied will be credited against the Obligations in accordance with the terms of the Loan Agreement.

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Section 7.8    Sale of Portion of Mortgaged Property.
The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by a sale of less than all of the Property.
Section 7.9    Judicial Action.
Mortgagee shall have the right from time to time to sue Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.
Section 7.10    Collection of Rents.
(a)    Upon the occurrence, and during the continuance, of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Mortgagee may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Mortgagee may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limitation to the generality of the foregoing, Mortgagee may notify the tenants under the Leases that all Rents are to be paid to Mortgagee, and following such notice all Rents shall be paid directly to Mortgagee and not to Mortgagor or any other Person other than as directed by Mortgagee, it being understood that a demand by Mortgagee on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Mortgagee without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Mortgagee instead of to Mortgagor, upon receipt of written notice from Mortgagee, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Mortgagee as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Mortgagee’s name: (i) to endorse all checks and other Mortgages received in payment of Rents and to deposit the same in any account selected by Mortgagee; (ii) to give receipts and releases in relation thereto; (iii) to institute, prosecute and/or settle actions for the recovery of Rents; (iv) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (v) to cancel any Leases; (vi) to enter into new Leases; and (vii) to do all other acts and things with respect to the Leases and Rents which Mortgagee may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Mortgagor shall pay, on demand, to Mortgagee, the amount of any deficiency between (i) the Rents received by Mortgagee, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

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Section 7.11    Taking Possession or Control of the Property.
As a matter of right without regard to the adequacy of the security, waste, insolvency of Mortgagor, and to the fullest extent permitted by Law without notice to Mortgagor, Mortgagee shall be entitled as a matter of right, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed foreclosure of the Property or otherwise, and Mortgagor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Mortgagee hereunder. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Mortgagee may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its agents and employees therefrom.
Section 7.12    Management of the Property.
Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.11, Mortgagee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Mortgagee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Mortgagee shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.
Section 7.13    Uniform Commercial Code.
Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Mortgagor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Mortgagee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

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Section 7.14    Application of Proceeds.
Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article and any other proceeds received by Mortgagee from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Mortgagee may elect.
Section 7.15    Other Remedies.
Mortgagee shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.
Article VIII
Miscellaneous.
Section 8.1    Rights, Powers and Remedies Cumulative.
Each right, power and remedy of Mortgagee as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.
Section 8.2    No Waiver by Mortgagee.
No course of dealing or conduct by or among Mortgagee and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Mortgagee to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Mortgagee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Mortgagee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee, or (c) Mortgagee’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Mortgagee may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over

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any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Mortgagee may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Mortgagee may elect in its sole discretion.
Section 8.3    Waivers and Agreements Regarding Remedies.
To the full extent Mortgagor may do so, Mortgagor hereby:
(a)    to the full extent permitted by Law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption, and to the full extent permitted by Law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law.
(b)    waives all rights to a marshaling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;
(c)    waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and
(d)    waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.
Section 8.4    Successors and Assigns.
All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Mortgagee, its successors and assigns.
Section 8.5    No Warranty by Mortgagee.
By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.

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Section 8.6    Amendments.
This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought. In addition, the Mortgagor, Mortgagee and the Lenders may agree to change the interest rate and/or the maturity date of the Note(s) or other term or terms of this Mortgage or of the obligation secured by this Mortgage. If the Mortgagor, Mortgagee and the Lenders agree to any such change, which change shall be deemed a “modification” as defined in N.J.S.A. §46:9-8.1 et seq., as amended and modified from time to time (hereinafter referred to as the “Mortgage Modification Act”), this Mortgage shall be subject to the priority provisions of the Mortgage Modification Act.
Section 8.7    Severability.
In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Mortgagee, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 8.8    Notices.
All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
Section 8.9    Joint and Several Liability.
If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Mortgagee may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

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Section 8.10    Rules of Construction.
The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. . Any reference to a Property street address(es) is for administrative and reference purposes only. In the event of any conflict between a Property street address(es) listed herein and Exhibit A attached hereto, the legal description set forth on Exhibit A shall control. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage, shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.
Section 8.11    Governing Law.
This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State (without regard to its conflicts of law principles).
Section 8.12    Entire Agreement.
The Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Mortgagee to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
Section 8.13    Limited Recourse Provision.
Mortgagee shall have no recourse against, nor shall there be any personal liability to, the members of Mortgagor , or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Mortgagor with respect to the obligations of Mortgagor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Mortgagor’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Mortgagee’s right to exercise any rights or remedies against any collateral securing the Loan.

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Article XI
Non-Borrower Mortgagor.
Section 9.1    Definition.
As used in this Article IX, “Third Party Secured Obligation” means any obligation secured by this Mortgage which is required to be performed by any Borrower under the Loan Agreement other than Mortgagor.
Section 9.2    Rights of Mortgagee.
Mortgagor authorizes Mortgagee to perform any or all of the following acts at any time in its sole discretion, all without notice to Mortgagor and without affecting Mortgagee’s rights or Mortgagor’s obligations under this Mortgage:
(a)    Mortgagee may alter any terms of the Third Party Secured Obligations or any part of them, including renewing, compromising, modifying, extending or accelerating, terminating early, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Third Party Secured Obligations or any part of them.
(b)    Mortgagee may enforce or forbear from enforcing the Third Party Secured Obligations on a net or gross basis.
(c)    Mortgagee may take and hold security for the Third Party Secured Obligations, accept additional or substituted security for that obligation, and subordinate, exchange, enforce, waive, release, reconvey, compromise, fail to perfect and sell or otherwise dispose of any such security.
(d)    Mortgagee may direct the order and manner of any sale of all or any part of any security now or later to be held for the Third Party Secured Obligations, and Mortgagee may also bid at any such sale and may apply all or any part of the Third Party Secured Obligations against the amount so bid.
(e)    Mortgagee may apply any payments or recoveries from Borrower (or any of them), Mortgagor or any other source, and any proceeds of any security, to the Third Party Secured Obligations in such manner, order and priority as Mortgagee may elect, whether that obligation is secured by this Mortgage or not at the time of the application.
(f)    Mortgagee may substitute, add or release any Borrower, guarantors or endorsers.
(g)    In addition to the Third Party Secured Obligation, Mortgagee may extend other credit to any Borrower, and may take and hold security for the credit so extended, whether or not such security is also security for the Third Party Secured Obligations, all without affecting Mortgagee’s rights or Mortgagor’s liability under this Mortgage.
Section 9.3    Mortgage to be Absolute.
Mortgagor expressly agrees that until the earlier of (i) the release and reconveyance of this Mortgage in accordance with Section 2.6 of the Loan Agreement, or (ii) the date that the Third Party

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Secured Obligations are paid and performed in full, and each and every term, covenant and condition of this Mortgage is fully performed, Mortgagor shall not be released by or because of:
(a)    Any act or event which might otherwise discharge, reduce, limit or modify Mortgagor’s obligations under this Mortgage;
(b)    Any waiver, extension, modification, forbearance, delay or other act or omission of Mortgagee, or the failure by Mortgagee to proceed promptly or otherwise against any Borrower, Mortgagor or any security;
(c)    Any action, omission or circumstance which might increase the likelihood that Mortgagor may be called upon to perform under this Mortgage or which might affect the rights or remedies of Mortgagor against any Borrower; or
(d)    Any Borrower becoming insolvent or subject to any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (an “Insolvency Proceeding”) and as a result thereof some or all of the Third Party Secured Obligations being terminated, rejected, discharged, modified or abrogated.
This Mortgage shall remain in full force and effect without regard to, and shall not be affected or impaired, by any invalidity, irregularity or unenforceability, in whole or in part (including with respect to any netting provision) of any Loan Document or Swap Contract or any limitation on the liability of any Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or in the future be caused or imposed in any manner whatsoever. Mortgagor hereby acknowledges that absent this Section 9.3, Mortgagor might have a defense to the enforcement of this Mortgage as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Mortgagor hereby expressly waives and surrenders any defense to any liability under this Mortgage based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Mortgagor that Mortgagor’s obligations under this Mortgage are and shall be absolute, unconditional and irrevocable.
Section 9.4    Mortgagor’s Waivers.
Mortgagor waives:
(a)    All statutes of limitations as a defense to any action or proceeding brought against Mortgagor by Mortgagee , to the fullest extent permitted by law;
(b)    Any right it may have to require Mortgagee to proceed against any Borrower or any other party, proceed against or exhaust any security held from any Borrower or any other party, or pursue any other remedy in Mortgagee’s power to pursue;
(c)    To the extent permitted by applicable law, the benefit of all laws now existing or which may hereafter be enacted providing for any appraisement, valuation, stay, extension, redemption or moratorium;
(d)    All rights of marshaling in the event of foreclosure;

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(e)    Any defense based on any claim that Mortgagor’s obligations exceed or are more burdensome than those of any other Borrower;
(f)    Any defense based on: (i) any legal disability of any Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of any Borrower to Mortgagee from any cause, whether consented to by Mortgagee or arising by operation of law or from any Insolvency Proceeding, and (iii) any rejection, disallowance or disaffirmance of any of the Third Party Secured Obligations, or any part of them, or any security held for any of them, in any such Insolvency Proceeding;
(g)    Any defense based on any action taken or omitted by Mortgagee in any Insolvency Proceeding involving any Borrower, including. without limitation, filing, defending, settling or obtaining a judgment or order on any proof of claim or any adversary proceeding, making any election to have Mortgagee’s claim allowed as being secured, partially secured or unsecured, including any election under 11 U.S.C. Section 1111(b), seeking relief from the automatic stay or adequate protection, including submitting an appraisal of any security, voting to reject or accept or failing to vote on any reorganization plan, making any extension of credit by Mortgagee to any Borrower in any Insolvency Proceeding, and the taking and holding by Mortgagee of any security for any such extension of credit, whether or not such security is also security for the Third Party Secured Obligations;
(h)    All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Mortgage and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (other than notices expressly provided for under this Deed of Trust or under the Loan Agreement); and
(i)    Any defense based on or arising out of any defense that any Borrower may have to the payment or performance of the Third Party Secured Obligations or any part of them other than payment and performance in full.
Section 9.5    Mortgagor’s Additional Waivers.
Mortgagor waives:
(a)    The obligations of Mortgagor hereunder are independent of the obligations of any other Borrower, and a separate action or actions may be brought against Mortgagor whether or not action or suit is brought against any other Borrower or any other Borrower is joined in any such action or actions. At the option of Mortgagee, Mortgagor may be joined in any action or proceeding commenced by Mortgagee against any other Borrower in connection with or based on the Third Party Secured Obligations or any security therefor, and recovery may be had against Mortgagor in such action or proceeding without any requirement that Mortgagee first assert, prosecute or exhaust any remedy or claim against any other Borrower.
(b)    Upon the occurrence and during the continuance of any Event of Default under any of the Loan Documents, Mortgagee in its sole discretion, without prior notice to or consent of Mortgagor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security that Mortgagee may hold for the Third Party Secured Obligations other than the Property hereby encumbered, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust any of the Third Party Secured Obligations or any part of them or make any other accommodation with any other Borrower or Mortgagor, or (iv) exercise any other remedy against any Borrower or any security other

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than the Property hereby encumbered. With respect to security other than the Property hereby encumbered, no such action by Mortgagee shall release or limit the liability of Mortgagor, who shall remain liable under this Mortgage after the action, even if the effect of the action is to deprive Mortgagor of any subrogation rights, rights of indemnity, rights of contribution, or other rights to collect reimbursement from any Borrower for any recovery by Mortgagee against Mortgagor, whether contractual or arising by operation of law or otherwise. After any foreclosure or deed in lieu of foreclosure of any real or personal property pledged to secure any of the Third Party Secured Obligations, Mortgagor shall under no circumstances be deemed to have any right, title, interest or claim in or to such property, whether it is held by Mortgagee or any third party.
(c)    Regardless of whether Mortgagee may have recovered against Mortgagor, Mortgagor hereby waives, to the extent permitted by applicable law: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement or contribution from any other Borrower or any other party for any recovery by Mortgagee against Mortgagor, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise (collectively, “Reimbursement Rights”), (ii) all rights to enforce any remedy that Mortgagee may have against any other Borrower, and (iii) all rights to participate in any security now or later to be held by Mortgagee for the Third Party Secured Obligations. To the extent Mortgagor’s waiver of Reimbursement Rights is found by a court of competent jurisdiction to be void or voidable for any reason, any Reimbursement Rights Mortgagor may have against any other Borrower or any collateral or security shall be junior and subordinate to any rights Mortgagee may have against such Borrower and to all right, title and interest Mortgagee may have in any such collateral or security. If any amount should be paid to Mortgagor on account of any Reimbursement Rights at any time when any the Third Party Secured Obligations have not been paid in full, such amount shall be held in trust for Mortgagee and shall immediately be paid over to Mortgagee to be credited and applied against the Third Party Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. The covenants and waivers of Mortgagor set forth in this Section 9.5(c) shall be effective until all of the Third Party Secured Obligations have been paid and performed in full and are made solely for the benefit of Mortgagee.
(d)    No provision or waiver in this Mortgage shall be construed as limiting the generality of any other provision or waiver contained in this Mortgage.
Section 9.6    Revival and Reinstatement.
If Mortgagee is required to pay, return or restore to any Borrower or any other person any amounts previously paid on any of the Third Party Secured Obligations because of any Insolvency Proceeding of any Borrower, any stop notice or any other reason, the obligations of Mortgagor shall be reinstated and revived and the rights of Mortgagee shall continue with regard to such amounts, all as though they had never been paid, and this Mortgage shall continue to be effective or be reinstated, as the case may be.
Section 9.7    Information Regarding Borrowers.
Mortgagor represents that: (a) Mortgagee has not made any representation to Mortgagor as to the creditworthiness of any Borrower, and (b) no oral promises, assurances, representations or warranties have been made by or on behalf of Mortgagee to induce Mortgagor to execute and deliver this Mortgage.

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Mortgagor has received and approved copies of all other requested Loan Documents. Before signing this Mortgage, Mortgagor investigated the financial condition and business operations of each other Borrower and such other matters as Mortgagor deemed appropriate to assure itself of each such Borrower’s ability to discharge its obligations in connection with the Third Party Secured Obligations. Mortgagor assumes full responsibility for that due diligence and for keeping informed of all matters which may affect any Borrower’s ability to pay and perform its obligations to Mortgagee. Mortgagee has no any duty to disclose to Mortgagor any information which Mortgagee may have or receive about any Borrower’s financial condition or business operations or any other circumstances bearing on any Borrower’s ability to perform.
Section 9.8    Counsel; Integration; Miscellaneous.
Mortgagor acknowledges that Mortgagor has had adequate opportunity to carefully read this Mortgage and to consult with an attorney of Mortgagor’s choice prior to signing it. No consent, approval or authorization of or notice to any person or entity is required in connection with Mortgagor’s execution of and obligations under this Mortgage, and Mortgagor acknowledges its execution and delivery of this Mortgage is made voluntarily without any duress or undue influence of any kind. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. This Mortgage is intended by the parties to be a fully integrated and final expression of their agreement. This Mortgage and the other Loan Documents incorporate all negotiations of the parties and constitute the parties’ entire agreement. Mortgagor acknowledges that is relying on no written or oral agreement, representation, warranty or understanding of any kind made by Mortgagee, or any employee, attorney or agent of Mortgagee, except for the agreements of Mortgagee set forth herein and in the Loan Documents.
[Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first written above.
MORTGAGOR:

KBSII 100-200 CAMPUS DRIVE, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION I, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

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ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of Orange   )

On March 27, 2018 before me, K. Godin, Notary Public,
(here insert name of the officer)
personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature /s/ K. Godin  (Seal)

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Exhibit A
Legal Description
REAL PROPERTY IN THE BOROUGH OF FLORHAM PARK, COUNTY OF MORRIS, STATE OF NEW JERSEY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT ONE:

LOT 4.02, BLOCK 1201 AS SHOWN ON A MAP ENTITLED "FINAL PLAT OF MAJOR SUBDIVISION, FLORHAM PARK CORPORATE CENTRE, PHASE 1, BLOCK 1201, LOT 4, BOROUGH OF FLORHAM PARK, MORRIS COUNTY, NEW JERSEY", PREPARED BY STORCH ENGINEERS AND FILED IN THE MORRIS COUNTY CLERK'S OFFICE ON NOVEMBER 23,1988 AS MAP NO. 4720.

TRACT TWO:

LOT 4.04 IN BLOCK 1201 AS SHOWN ON A MAP ENTITLED "FINAL PLAT OF MAJOR SUBDIVISION, FLORHAM PARK CORPORATE CENTRE, PHASE II, BLOCK 1201, LOT 4, BOROUGH OF FLORHAM PARK, MORRIS COUNTY, NEW JERSEY", PREPARED BY STORCH ENGINEERS AND FILED IN THE MORRIS COUNTY CLERK'S OFFICE ON SEPTEMBER 15, 1989 AS MAP NO. 4799.

TRACT THREE:

A PERPETUAL NON-EXCLUSIVE ACCESS EASEMENT OVER AND ACROSS CAMPUS DRIVE, THE LANDSCAPING ISLANDS (AS DEFINED IN THE LANDSCAPING MAINTENANCE AGREEMENT), THE CAMPUS DRIVE JUG HANDLE (AS DEFINED IN THE LANDSCAPING MAINTENANCE AGREEMENT) AND THE CAMPUS DRIVE JUG HANDLE BASIN (AS DEFINED IN THE LANDSCAPING MAINTENANCE AGREEMENT) AS PROVIDED IN THAT DEED RECORDED IN BOOK 3503, PAGE 287, AND IN THAT LANDSCAPING MAINTENANCE AGREEMENT DATED OCTOBER 17, 2000, RECORDED IN DEED BOOK 5270, PAGE 150, MORRIS COUNTY CLERK'S OFFICE, MORRIS COUNTY, NEW JERSEY.

TRACT FOUR:

A NON-EXCLUSIVE EASEMENT TO DEVELOP, INSTALL, USE, MAINTAIN, REPAIR, INSPECT, REMOVE AND REPLACE THE COMMON FACILITIES (AS DEFINED IN THE DECLARATION), A NON-EXCLUSIVE EASEMENT IN, UPON, OVER, UNDER, ACROSS, AND THROUGH THE LOTS (AS DEFINED IN THE DECLARATION) FOR SURFACE WATER DRAINAGE AND RUNOFF, AND A NON-EXCLUSIVE BLANKET EASEMENT FOR ENTRY UPON, OVER, ACROSS, AND THROUGH THE LOTS FOR THE PURPOSE

A-1
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FOR CARRYING OUT THE OBJECTIVES OF THE DECLARATION, AS DESCRIBED IN THAT DECLARATION OF CROSS-EASEMENTS AS SET FORTH IN DEED BOOK 4262, PAGE 258, AS AMENDED BY FIRST AMENDED DECLARATION OF CROSS-EASEMENTS AS SET FORTH IN DEED BOOK 4748, PAGE 36.

BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):

BLOCK 1201, LOT 7, ON THE OFFICIAL TAX MAP OF THE BOROUGH OF FLORHAM PARK, COUNTY OF MORRIS, STATE OF NEW JERSEY.

BLOCK 1201, LOT 5, ON THE OFFICIAL TAX MAP OF THE BOROUGH OF FLORHAM PARK, COUNTY OF MORRIS, STATE OF NEW JERSEY.

A-2
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